Exhibit H(56)

Form of

2nd Amendment to the Rule 12d1-4 Fund of Funds Investment Agreement

This Amendment (“Amendment”), effective as of February 1, 2023, to the Rule 12d1-4 Fund of Funds Investment Agreement (“Agreement”), dated January 19, 2022, is entered into between the MassMutual Select Funds (the “Investing Company”), on behalf of each of its series listed on Schedule A, severally and not jointly (each, an “Acquiring Fund”), and each trust identified on Schedule A (each a “Trust” and collectively, the “Trusts”), on behalf of itself and each series of the Trusts listed on Schedule A, severally and not jointly (each, an “Acquired Fund” and together with the Acquiring Funds, the “Funds”).

WHEREAS, the Investing Company hereby desires to amend Schedule A of the Agreement to include the MassMutual RetireSMARTSM by JPMorgan 2065 Fund, a series of the MassMutual Select Funds, as of the date hereof, as shown on the Schedule A attached hereto.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

I.	Schedule A is hereby deleted in its entirety and replaced with an updated Schedule A attached hereto.

Except to the extent modified by the Amendment, the remaining provisions of the Agreement shall remain in full force and effect. In the event of a conflict between the provisions of the Agreement and those of this Amendment, the Amendment shall control.

Signatures on the following page.

IN WITNESS WHEREOF, the Amendment has been executed by a duly authorized officer of each party, to be effective as of the date set forth above.

JPMorgan Trust I

JPMorgan Trust II

JPMorgan Trust IV

JPMorgan Fleming Mutual Fund Group, Inc.

JPMorgan Mutual Fund Investment Trust

JPMorgan Undiscovered Managers Fund

On behalf of each of its underlying Funds listed on Schedule A, severally and not jointly

By:

Name:

Title:

Date:

MassMutual Select Funds

On behalf of each of its underlying Funds listed on Schedule A, severally and not jointly

By:

Name:	Renee Hitchcock

Title:	CFO & Treasurer

Date:

SCHEDULE A

List of Funds to Which the Agreement Applies

Acquiring Funds

MassMutual RetireSMARTSM by JP Morgan 2020 Fund

MassMutual RetireSMARTSM by JP Morgan 2025 Fund

MassMutual RetireSMARTSM by JP Morgan 2030 Fund

MassMutual RetireSMARTSM by JP Morgan 2035 Fund

MassMutual RetireSMARTSM by JP Morgan 2040 Fund

MassMutual RetireSMARTSM by JP Morgan 2045 Fund

MassMutual RetireSMARTSM by JP Morgan 2050 Fund

MassMutual RetireSMARTSM by JP Morgan 2055 Fund

MassMutual RetireSMARTSM by JP Morgan 2060 Fund

MassMutual RetireSMARTSM by JP Morgan 2065 Fund

MassMutual RetireSMARTSM by JP Morgan In Retirement Fund

Acquired Funds

JPMorgan Trust I

JPMorgan Emerging Markets Debt Fund

JPMorgan Emerging Markets Strategic Debt Fund

JPMorgan Trust II

JPMorgan Large Cap Value Fund

JPMorgan Trust IV

JPMorgan Emerging Markets Research Enhanced Equity Fund

JPMorgan Fleming Mutual Fund Group, Inc.

[No Funds currently included.]

JPMorgan Mutual Fund Investment Trust

[No Funds currently included.]

JPMorgan Undiscovered Managers Fund

[No Funds currently included.]